Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE MATTERPORT, INC.	C.A. No. 2023	—	—

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205
Petitioner Matterport, Inc. (“Matterport” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate potentially defective corporate acts described below as follows:
NATURE OF THE ACTION

1.This Petition asks the Court to validate the Company’s Second Amended and Restated Certificate of Incorporation (Exhibit A, the “New Certificate of Incorporation”) adopted in connection with its business combination with Matterport, Inc. (“Legacy Matterport), which, among other things, increased the aggregate number of authorized shares of Class A Common Stock of the Company (the “Class A Increase Amendment”). While the proposal to adopt the New Certificate of Incorporation was approved by a majority of the then-outstanding shares of Common Stock, it was not approved by a majority of outstanding Class A Common Stock. This Court’s decision in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022) creates uncertainty as to whether such a separate vote of the holders of Class A Common Stock was required, and thus the validity of the New Certificate of Incorporation and the Class A Increase Amendment, threatening the Company (and other similarly situated companies) with irreparable harm as described more fully herein.
2.Increasing the number of authorized shares of a corporation requires an amendment to the certificate of incorporation under Section 242 of the Delaware General Corporation Law (the “DGCL”). Section 242(b)(2) provides that separate classes—but not separate series—are entitled to vote separately as a class on certificate of incorporation amendments increasing the authorized share count. Section 242(b)(2) provides in relevant part:
The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .
8 Del. C. § 242(b)(2).
3.Section 242(b)(2) thus provides that an amendment to change the number of authorized shares of a class of stock requires a separate vote of such class unless the certificate of incorporation contains a so-called “Section 242(b)(2) opt- out” provision specifically denying the class that entitlement. Many special purpose acquisition companies’ (“SPAC”) certificates of incorporation, including the Company’s December 10, 2020 Amended and Restated Certificate of Incorporation (Exhibit B, the “Old Certificate of Incorporation”), did not contain a Section 242(b)(2) opt-out provision. While its Old Certificate of Incorporation did not have a “Section 242(b)(2) opt-out” provision, the Company has held the good-faith belief that the Class A Increase Amendment was legally and validly adopted under the terms of the Old Certificate of Incorporation and no opt-out provision was necessary because under the language of the Old

Certificate of Incorporation, the Class A Common Stock was not a separate class of Common Stock, but instead, a series of the class of Common Stock.
4.However, this Court’s decision in Boxed casts doubt on whether this good faith belief was technically correct as a matter of Delaware law. There, the Court was asked to determine whether an application for a mootness fee was justified in the context of a SPAC that, after receiving a demand letter on behalf of a stockholder, amended its merger agreement and public disclosures to seek a separate vote of the Class A Common Stock. In granting the fee application, the Court indicated that it agreed with the plaintiff’s interpretation that the Class A Common Stock was a class rather than a series and was therefore entitled to a separate class vote under Section 242.
5.As a result of the Boxed decision, the capital structures of many SPACs, including the Company, which did not seek separate votes of the Class A Common Stock in connection with their de-SPAC transactions have been thrown into doubt, creating uncertainty in their performance of basic, fundamental corporate functions, such as issuing stock or undertaking any of the numerous transactions customarily requiring the Company to make representations regarding its capital structure. Moreover, the decision casts doubt on the effectiveness of the New Certificate of Incorporation and the other material amendments the Company made to the Old Certificate of Incorporation in the New Certificate of Incorporation.
6.Relief is needed to confirm the validity of the New Certificate of Incorporation so that the Company may issue stock in reliance on the Class A Increase Amendment and ensure stockholders receive securities under the terms set forth in the New Certificate of Incorporation. As such, this Petition seeks entry of an order under 8 Del. C. § 205 validating the New Certificate of Incorporation and the Class A Increase Amendment.
FACTUAL ALLEGATIONS

A.The Company is Incorporated and Goes Public
7.The Company is a Delaware corporation originally incorporated on June 29, 2020, as a SPAC under the name Gores Holding VI, Inc.
8.The Company consummated its IPO on December 15, 2020. In connection with its IPO, the Company amended and restated its certificate of incorporation to read in its entirety as set forth in the Old Certificate of Incorporation. The Old Certificate of Incorporation set forth the Company’s capitalization structure as follows:
The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 441,000,000 shares, consisting of (a) 440,000,000 shares of common stock (the “Common Stock”), including (i) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 40,000,000 shares of Class F Common Stock (the “Class F Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).
Ex. B at Art. IV, § 4.1 (emphasis in original).
B.The Company Acquires Legacy Matterport
9.On February 7, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Legacy Matterport would become a wholly owned subsidiary of the Company (the “Merger”). In connection with the Merger, the Company agreed to sell approximately 29,500,000 shares of Class A Common Stock in a PIPE transaction to finance the Merger. Following the Merger, the Company, now named Matterport, Inc., is a technology company whose software digitizes, accesses, and manages buildings, spaces, and places online.

10.On June 21, 2021, the Company filed a proxy statement (Exhibit C, the “2021 Proxy Statement”), identifying eight proposals to be voted on at a special meeting of stockholders scheduled for July 20, 2021 (the “Special Meeting”). Among them was a proposal to amend and restate the Old Certificate of Incorporation to read in its entirety as set forth in the New Certificate of Incorporation (the “Certificate of Incorporation Proposal”). The New Certificate of Incorporation would affect several changes to the Old Certificate of Incorporation, including, among others:
•change the Post-Combination Company’s name to “Matterport, Inc.”
•increase the total number of authorized shares of all classes of Common Stock from 440,000,000 shares to 640,000,000 shares, which would consist of (i) increasing the total number of Class A Stock from 400,000,000 shares to 600,000,000, and (ii) decreasing the total number of Class F Common Stock from 40,000,000 shares to zero shares (after converting each share of Class F Common Stock to one share of Class A Common Stock);
•converting each share of Class F Common Stock to one share of Class A Common Stock;
•divide the Post-Combination Company’s board into three classes of directors, with each class serving a staggered three-year term; and
•allowing “holders of a majority of the voting power of all then outstanding shares of capital stock of the Post-Combination Company, subject to the special rights of the holder of any series of Preferred Stock, to (i) elect directors by a plurality of votes of the shares present in person or represented by proxy, and (ii) remove any or all of the directors for cause by the affirmative vote of a majority of the share present in person or represented by proxy.”
Ex. C at 313.
11.In the 2021 Proxy Statement, the Company noted that “[e]ach of the amendments was negotiated as part of the Business Combination, and were insisted upon by Matterport as a condition to moving forward.” Id. The Company also set forth in detail the rationale for each proposed amendment. Concerning the purpose for the increase in the number of authorized shares:
The amendment provides for the automatic conversion of the issued and outstanding Class F Stock and the elimination of the authorized Class F Stock, which is required in order to effectuate the closing of the Business Combination. In addition, the increase in the total number of authorized shares provides the Post-Combination Company adequate authorized capital to provide flexibility for future issuances of Class A Stock if determined by our Board to be in the best interests of the Post- Combination Company, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. Although there is no present intention to issue any shares beyond those contemplated by the Business Combination, the PIPE Investment, the Incentive Award Plan, the Employee Stock Purchase Plan or otherwise in the ordinary course of business, the additional authorized shares of Class A Stock would be issuable for any proper corporate purpose, including, without limitation, stock splits, stock dividends, future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, issuances under current or future equity compensation plans or for other corporate purposes. The Post-Combination Company’s authorized but unissued shares of the Company’s Class A Stock and preferred stock will be available for future issuances without stockholder approval (except to the extent otherwise required by law or Nasdaq rules) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans.
Id. at 314. The rationale behind providing for a staggered board was “[t]he Board has evaluated the merits of a classified board structure, and determined that the classification of directors is in the best interests of Company stockholders.” Id. Finally, the director vote “amendment [was] intended to remove protections that were applicable to the Company as a blank check company prior to its initial business combination, and to more closely align director voting standards applicable to U.S publicly traded companies by permitting all holders of capital stock of the Post-Combination Company to vote to elect or remove any director from the Post- Combination Company’s board.” Id.

12.The 2021 Proxy Statement stated that the Certificate of Incorporation Proposal “requires (i) the affirmative vote of holders of a majority of [the Company’s] outstanding shares of Common Stock entitled to vote thereon at the Special Meeting and (ii) the affirmative vote of holders of a majority of our outstanding shares of Class F Stock, voting separately as a single class, entitled to vote thereon at the Special Meeting.” Ex. C at 14. Additionally, while not disclosed in the 2021 Proxy Statement, some amendments to the Old Certificate of Incorporation required an additional vote. The Old Certificate of Incorporation provided that “the holders of Class F Common Stock, voting together as a single class, shall have the exclusive right to elect and remove any director, and the holders of Class A Common Stock shall have no right to vote on the election or removal of any director” prior to a business combination. Ex. B. § 4.3(a)(iii). According to that same provision, any amendment to that exclusive right required a vote of at least ninety percent of Class F Common Stock voting in an annual meeting.
C.The de-SPAC is Approved and Consummated
13.The Special Meeting to approve the de-SPAC transaction and New Certificate of Incorporation was held on July 20, 2021.
14.As of the record date of the Special Meeting, there were 43,125,000 shares of the Company’s common stock outstanding and entitled to vote consisting of 34,500,000 shares of Class A Common Stock and 8,625,000 shares of Class F Common Stock, constituting all outstanding Class F Common Stock. As disclosed in the Company’s July 23, 2021 Form 8-K (Exhibit D, the “Voting Results Form 8- K”), the Certificate of Incorporation Proposal received the affirmative vote of 24,923,686 shares, a majority of the 43,125,000 shares outstanding and entitled to vote. As such, the Company believed the Certificate of Incorporation Proposal had received the requisite stockholder vote and disclosed in the Voting Results Form 8- K that the Certificate of Incorporation Proposal had been approved.
15.The Certificate of Incorporation Proposal was approved by all of the outstanding shares of Class F Common Stock1, but was not approved by majority of the outstanding shares of Class A Common Stock. Assuming that all shares of Class F Common Stock entitled to vote did in fact vote in favor of the Charter Amendment, of the 34,500,000 shares of Class A Common Stock then outstanding and entitled to vote, 16,298,686 voted in favor of the Certificate of Incorporation Proposal.
16.As disclosed in the Company’s July 28, 2021 Form 8-K and the Company’s July 29, 2021 Amended Form 8-K (Exhibits E, F, collectively, the “Merger Closing Form 8-Ks”), the Company proceeded to file the New Certificate of Incorporation with the Delaware Secretary of State and to consummate the Merger on July 22, 2021. Immediately following the effective time of the New Certificate of Incorporation, each of the then issued and outstanding Class F Common Stock automatically converted on a one-for-one basis into a share of Class A Common Stock. All outstanding common capital stock of Legacy Matterport was cancelled and converted into the right to receive into Class A Common Stock, totaling 169,425,695 additional Class A Common Stock. In connection with the Merger, the Company sold approximately 29,500,000 shares of Class A Common Stock in a PIPE transaction to finance the Merger. As a result, immediately following the Merger, the Company’s outstanding capital stock consisted of shares of outstanding Class A Common Stock, warrants to purchase shares of Class A Common Stock, options to purchase shares of Class A Common Stock and restricted stock units for shares of Class A Common Stock, and no shares of Class F Common Stock. As of February 16, 2023, there were 291,039,092 shares of Class A Common Stock issued and outstanding and 68,225,548 shares of Class A Common Stock reserved for issuance upon exercise of warrants, options and other securities and no shares of Class F Common Stock. The number of shares of Class A Common Stock issued and outstanding or reserved for issuance immediately following the Merger was and at all times through the date hereof has remained less than the 400,000,000 authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation. The Class A Common Stock now trades on the Nasdaq Stock Market under the symbol “MTTR.”
1 In the 2021 Proxy Statement, the Company noted that the holders of the outstanding shares of Class F Common Stock agreed to vote in favor of the Merger. See Ex. C at 14.

D.The Boxed Decision
17.The Boxed decision creates uncertainty regarding the validity of the New Certificate of Incorporation and the Class A Increase Amendment. The defendant corporation in Boxed had sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with a de-SPAC transaction. 2022 WL 17959766, at *1. Before the stockholder vote, the plaintiff wrote a letter to the company’s board asserting that the voting standard provided for that amendment violated the Class A common stockholders’ voting rights under Section 242(b). Id. The company amended its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. The plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders by facilitating this change. Id. In determining whether the plaintiff had conferred a corporate benefit that would warrant a fee award, the Court considered whether the plaintiff’s demand was meritorious, which in turn required evaluating whether the voting standard complied with Section 242(b)(2). Id. at *4. The Court ultimately concluded the company’s Class A common stock and Class B common stock were classes for several reasons. Id. at *9. First, the Court pointed to the fact that the certificate of incorporation only used the word “class” and not “series” to describe the authorized common shares. Id. at *8. Second, the Court observed that Section 102(a)(4) of the DGCL requires the certificate of incorporation to set forth the number of shares of all classes and of each class and whether the shares are par or no-par, whereas no similar recitation is required for series. Id. Because the certificate of incorporation listed the number of authorized shares and the par values for each of the Class A common stock, the Class B common stock, and the preferred stock, the Court reasoned that Section 102(a)(4) suggested each was a class. Id. at *9. Third and finally, the Court reasoned that the charter provision governing preferred stock empowered the board to “fix series by resolution” in keeping with Section 102(a)(4), which empowers companies to include such provisions in their charters. Id. Because, the Court continued, the charter provision governing common stock did not similarly empower the board to create series of common stock, that suggested to the Court that the common stock were classes. The Court thus held, under the “meritorious when filed” standard applicable under the corporate benefit doctrine, that “Class A and Class B are each a class of common stock, not series.” Id.
18.Like the certificate of incorporation in Boxed (i) the Old Certificate of Incorporation refers to the authorized common shares as classes, (ii) Section 4.1 of the Old Certificate of Incorporation sets forth the number of shares and par value of Class A Common Stock, Class F Common Stock, and Preferred Stock, and (iii) Section 4.2 of the Old Certificate of Incorporation vests the Board with authority to provide for “one or more series of Preferred Stock.”
19.While the Court’s merits discussion in Boxed is not a final ruling on the merits and the Company believes that the conclusion in Boxed, Inc. that the Class A Common Stock was a separate class and not a series of the class of Common Stock is incorrect, the decision suggests that the Court may view the Company’s Class A Common Stock as a separate class of capital stock. Under that view, the Class A Increase Amendment required a separate vote of the Class A Common Stock, which was not received. Moreover, if a separate vote of the Class A Common Stock was required, the effectiveness of the New Certificate of Incorporation and the other material amendments to the Old Certificate of Incorporation effected thereby could also be called into doubt.
20.Upon learning of the Boxed decision within weeks of its issuance, the Company began to evaluate its effects and the next steps it would take to address the issues raised by the opinion. Notwithstanding the widespread publicity of the Boxed decision and the fact that numerous similarly situated companies began to seek relief from this Court beginning on January 26, 2023, on February 9, 2023, a stockholder sent a demand letter (Exhibit G) to the Company stating “under the DGCL, the holders of the Company’s Class A Common Stock were entitled to a separate class vote.” Ex. G at 2. The stockholder demanded that the Board “seek proper ratification of the [Class A Increase Amendment] pursuant to Delaware law or cancel the [Class A Increase Amendment].” Id. at 4. However, the stockholder letter raised no issues that had not already been created by the Boxed decision and did not impact the Company’s decision to seek relief through this Petition to address the uncertainty raised by the Boxed decision.

E.The Court’s Authority to Validate Defective Corporate Acts Under Section 205(a)
21.Under Section 205(a)(3), this Court may “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204” and under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(3), (4). A “defective corporate act” is defined, in pertinent part, as “any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation . . . but is void or voidable due to a failure of authorization.” 8 Del. C. § 204(h)(1). Finally, a “failure of authorization” is defined, in pertinent part, as “the failure to authorize or effect an act or transaction in compliance with (A) the provisions of this title, (B) the certificate of incorporation or bylaws of the corporation, or (C) any plan or agreement to which the corporation is a party or the disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable.” 8 Del. C. § 204(h)(2).
22.Here, if a separate vote of the Class A Common Stock was required to approve the Class A Increase Amendment under Section 242(b)(2), it was not obtained, which would constitute a “failure of authorization” for purposes of Sections 204 and 205. As a result of this failure of authorization, the filing of the New Certificate of Incorporation (which effected the Class A Increase Amendment) and any shares of the Company’s Class A Common Stock to be issued in reliance on the effectiveness thereof may be invalid and would constitute “defective corporate acts” and/or “putative stock” under Sections 204 and 205.
23.Thus, the Court has the power under Section 205 to ratify and validate the New Certificate of Incorporation.
F.Consideration of Statutory Validation Factors under Section 205(d)
24.Section 205(d) sets forth certain factors that the Court may consider when determining whether to ratify and validate a defective corporate act:
In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:
(1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;
(2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;
(3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;
(4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and
(5) Any other factors or considerations the Court deems just and equitable.
8 Del. C. § 205(d).
25.Belief in the Amendment’s Validity. With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the Class A Increase Amendment had been properly approved through its actions taken in connection with the closing of the Merger. Legacy Matterport explicitly conditioned the Merger on the approval of the Certificate of Incorporation Proposal and the Class A Increase Amendment. In the Voting Results Form 8-K, the Company disclosed that the Class A Increase Amendment had been approved by the stockholders. The New Certificate of Incorporation and a certificate of merger with respect to the closing of the Merger were filed with the Delaware Secretary of State based on the belief that the Class A Increase Amendment was validly approved. Until the Boxed decision, no stockholder had challenged the validity of the New Certificate of Incorporation and there was no uncertainty about the Company’s capital structure.
26.Treatment of the Amendment as Valid. With respect to the factor set forth in Section 205(d)(2), the Company represented to its public stockholders in the Voting Results Form 8-K that the Certificate of Incorporation Proposal was validly approved and in the Merger Closing Form 8-Ks that the Merger had been closed and that the shares of Class F Common Stock had been converted to shares of Class A Common Stock pursuant to the terms of the New Certificate of Incorporation. In numerous public filings since the closing of the Merger, the Company has disclosed to its stockholders that it is currently authorized to issue 600,000,000 shares of Class A Common Stock and that there are no shares of Class F Common Stock currently outstanding.
27.Harm Arising from Validation. With respect to the factor set forth in Section 205(d)(3), the Company does not believe that any person would be harmed by the ratification and validation of the Company’s capital structure that would be obtained if this Petition is granted. The purpose of the ratification is to provide certainty to the capital structure of the Company by ensuring that the New Certificate of Incorporation that the Company and its stockholders have been operating under since July 2021 is valid and effective.
28.Harm Arising from Failure to Validate. Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not ratified and validated by this Court.
29.Matterport stockholders relied on the validity of the New Certificate of Incorporation because it set forth the terms of the securities they held after the Merger. These terms include (i) the headroom for the Company to issue up to 600 million shares of Class A Common Stock, (ii) that the board of directors consisted of staggered, three year terms, and (iii) that directors only needed a plurality of votes to be elected. In the absence of validation of the New Certificate of Incorporation, it is unclear whether these provisions are currently effective. Third parties who purchased Class A Common Stock or options, warrants or other securities convertible or exercisable for shares of Class A Common Stock will not have certainty with respect to the rights of those securities. If securityholders seek to rescind or pursue damages as a result, the Company’s stockholders will suffer a diminution in the value of the Company.
30.Furthermore, the uncertainty regarding the Company’s capital structure created by the Boxed decision is causing (and will continue to cause) the Company harm. The Company proposed the Class A Increase Amendment in anticipation of issuing additional shares of Class A Common Stock to support its ongoing business operations after the Merger. In addition, the shares of Class F Common Stock outstanding prior to the effectiveness of the New Certificate of Incorporation were converted to Class A Common Stock pursuant to the terms of the New Certificate of Incorporation. If the New Certificate of Incorporation was not valid, it would raise questions as to the validity of the shares of Class A Common Stock purportedly issued to former holders of the Class F Common Stock. Because those shares may have subsequently traded in the public market, the Company may be unable to definitively trace who holds those shares today, creating uncertainty regarding the validity of the Company’s outstanding shares. The continued uncertainty as to the validity of outstanding shares will potentially cause market disruption, disturb the Company’s corporate relationships, and could lead to consequent loss of value for the Company’s stockholders and loss of eligibility to remain listed on the NASDAQ Stock Market.
31.The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and potential financing arrangements and operational matters. The Company may need to raise additional capital to execute its business plan and continue ongoing operations. The uncertainty regarding the validity of the Company’s stock may prevent the Company from raising that additional capital through other sales of securities. Moreover, the Company is required to file its Annual Report on Form 10-K by March 1, 2023. Because there now exists uncertainty regarding the validity of the New Certificate of Incorporation and the Class A Increase Amendment, there is likewise uncertainty as to the statements and representations the Company is required to make in its Form 10-K, which could in turn impact the ability of the Company’s auditors to provide their required consent for the filing of such Form 10-K. The Company also has an upcoming annual meeting that is expected to be held on June 13, 2023 and needs confirmation of the validity of the Class A Increase Amendment to determine which proposals need to be presented to the Company’s stockholders at the meeting and to determine which stockholders are entitled to vote thereat. Absent clarity and the ability to take these necessary actions, the Company’s stockholders may be disenfranchised by the uncertainty. .
32.Other Factors. With respect to the factor set forth in Section 205(d)(5), at least two “other factors” support granting the relief requested in this Petition.
33.First, “self-help” ratification by the Company’s stockholders under Section 204 may not be an effective alternative available to the Company. The Company would need to incur significant costs and expenses in connection with preparing and filing a proxy statement and calling a meeting of stockholders to approve the ratification, a process that could take several months. In addition, under the self-help method of Section 204, whether approved solely by the Board or by the stockholders as well, the Company would need to file a certificate of validation with the Delaware Secretary of State to effectively ratify the New Certificate of Incorporation. 8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate previously filed with the Delaware Secretary of State). The Company understands that processing times for certificates of validation can take as long as 3-4 months, and that while a certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State. Even if available, these additional costs and expenses and the additional months of uncertainty regarding the Company’s capital structure would be avoided if the Court grants the current relief requested by the Company.
34.Second, the Court should provide direction as to whether stockholders can rely on a SPAC’s capital structure. This is a problem that affects more than just the Company and its stockholders. Numerous publicly traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years face the same post-Boxed cloud of uncertainty over their capital structures and related dilemma as to how to proceed in light of the issues discussed above. See, e.g., In re Lordstown, C.A. No. 2023-0083-LWW (Del. Ch.); In re Lucid Group Inc, C.A. No. 2023-0116-LWW (Del. Ch.); In re ChargePoint Hldgs. Inc., C.A. No. 2023-0113-LWW; In re Blade Air Mobility, Inc., C.A. No. 2023-0153- LWW (Del. Ch.); In re Fisker Inc., C.A. No. 2023-0119-LWW (Del. Ch.); In re EVgo Inc., C.A. No. 2023-0132-LWW (Del. Ch.). Granting these petitions offers other SPAC’s a solution to a widespread problem. Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.
35.The Company respectfully seeks this Court’s assistance to validate the New Certificate of Incorporation to prevent significant harm to the Company, its business prospects and its stockholders.
COUNT ONE
(Validation of Defective Corporate Act Under 8 Del. C. § 205)

36.The Company repeats and reiterates the allegations above as if fully set forth herein.
37.The Company is authorized to bring this petition under 8 Del. C. § 205(a), which provides that this Court may determine the validity and effectiveness of any defective corporate act.
38.The Company filed the New Certificate of Incorporation and effectuated the Class A Increase Amendment in the good faith belief they were adopted in compliance with Delaware law.
39.The Company has treated the New Certificate of Incorporation as valid and treated all acts in reliance on the New Certificate of Incorporation as valid.

40.Third parties, including financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the New Certificate of Incorporation and treated all acts in reliance on the New Certificate of Incorporation as valid.
41.On information and belief, no persons would be harmed by the validation of the New Certificate of Incorporation and Class A Increase Amendment. The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Class A Increase Amendment, were all disclosed publicly, and actions have been taken in reliance thereon.
42.As previously noted, the Company, its prospects and its stockholders may be irreparably and significantly harmed absent relief from this Court.
PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:
A.Validating and declaring effective the New Certificate of Incorporation, including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State;
B.Validating and declaring effective all shares of Class A Common Stock issued, and all other corporate actions and transactions taken or effected, in reliance on the validity and effectiveness of the New Certificate of Incorporation in each case, as of the date and time of the original issuance of such shares, taking of such corporate actions or effectuation of such transactions; and
C.Granting such other and further relief as this Court deems proper.

Dated: February 16, 2023	/s/ Kevin M. Gallagher
Robert L. Burns (#5314) Kevin M. Gallagher (#5337) Nicholas F. Mastria (#7085) Richards, Layton & Finger, P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700
Attorneys for Petitioner Matterport, Inc